UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OCEAN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0857223

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification no.)

3001 Knox Street, Suite 403, Dallas, Texas	75205

(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (214) 389-9800

OCEAN RESOURCES, INC.
THIRD AMENDED
2003 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN

(Full title of the plan)

Dennis McLaughlin
3001 Knox Street, Suite 403
Dallas, Texas 75205

(Name, address and telephone number of agent for service)

Copies to:

Roger A. Crabb, Esq.
Scheef & Stone, LLP
5956 Sherry Lane, Suite 1400
Dallas, Texas 75225

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	share (2)	price	registration fee
Common Stock, $0.0001 par value per share	21,000,000	$0.1575	$3,307,500	$419.06

(1) This Registration Statement on Form S-8 covers an additional 21,000,000 shares of common stock of Ocean Resources, Inc. which may be issued pursuant to the Third Amended 2003 Employee/Consultant Stock Compensation Plan (the “Plan”).

(2) Offering prices per share of the additional 21,000,000 shares authorized under the Plan are calculated pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the bid and asked prices of Ocean Resources, Inc. common stock on September 23, 2004 as reported on the Over-the-Counter (OTC) Bulletin Board.

Explanatory Note

By this Registration Statement on Form S-8, the Company registers an additional 21,000,000 shares of Common Stock reserved for issuance under the Third Amended 2003 Employee/Consultant Stock Compensation Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until our offering is completed:

(1) Our Annual Report on Form 10-K for the year ended June 30, 2003, filed with the Commission on October 14, 2003;

(2) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the Commission on November 19, 2003;

(3) Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, filed with the Commission on February 17, 2004;

(4) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 24, 2004;

(5) Our Current Report on Form 8-K filed with the Commission on September 30, 2003;

(6) Our Current Report on Form 8-K filed with the Commission on November 24, 2003;

(7) Our Current Report on Form 8-K filed with the Commission on January 14, 2004;

(8) Our Current Report on Form 8-K filed with the Commission on February 4, 2004; and

(9) Our Current Report on Form 8-K filed with the Commission on August 6, 2004.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Kit Chambers
Chief Operating Officer
Ocean Resources, Inc.
3001 Knox Street, Suite 403
Dallas, Texas 75205
214.389.9800

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant’s Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant has entered into agreements to indemnify certain of its directors and officers. Subject to certain conditions, these agreements, among other things, indemnify the Registrant’s directors and officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Exchange Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

The following is a list of all exhibits filed as part of this Registration Statement on Form S-8.

Exhibit Number	Description of Exhibit
5.1	Opinion of Scheef & Stone, LLP
23.1	Consent of Scheef & Stone, LLP (included in its opinion filed as Exhibit 5.1)
23.2	Consent of Kempisty & Company, CPAs, P.C. (Independent Auditor)
99	Ocean Resources, Inc. Third Amended 2003 Employee/Consultant Stock Compensation Plan

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, (the “Securities Act”), the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 24th day of September, 2004.

OCEAN RESOURCES, INC.

By:	/s/ Dennis McLaughlin
Dennis McLaughlin
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dennis McLaughlin Dennis McLaughlin	Chief Executive Officer, President and Director Chief Financial Officer	September 24, 2004

/s/ Steven Sanit Steven Sanit	(Principal Financial and Accounting Officer)	September 24, 2004

Graham Jessop	Director

/s/ Andrew Way Andrew Way	Director	September 24, 2004

/s/ Alvin T. Hunter Alvin T. Hunter	Director	September 24, 2004

Nick Sinclair-Brown	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
5.1	Opinion of Scheef & Stone, LLP

23.1	Consent of Scheef & Stone, LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Kempisty & Company, CPAs, P.C. (Independent Auditor)

99	Ocean Resources, Inc. Third Amended 2003 Employee/Consultant Stock Compensation Plan